BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

This Bridge Note and Warrant Purchase Agreement (this "Agreement"), dated as of October 13, 2010, is made by and among Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), and the investors identified on Annex I (the "Bridge Investors"; the Bridge Investors are each individually referred to herein as a "Bridge Investor").

WHEREAS, the Company and the Bridge Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"); and

WHEREAS, the Bridge Investors as may be set forth on Annex I from time to time wish to purchase from the Company, and the Company wishes to sell and issue to the Bridge Investors, upon the terms and conditions stated in this Agreement, convertible senior subordinated promissory notes in the forms attached hereto as Exhibit A (the "Bridge Notes")); and (ii) warrants to purchase an aggregate of up to _______ shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), at an exercise price per share equal to $0.67, in the form attached hereto as Exhibit B (the "Warrants," and together with the Bridge Notes, the "Closing Securities").

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bridge Investors mutually agree as follows.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Bridge Notes.

ARTICLE 1

PURCHASE OF BRIDGE NOTES AND WARRANTS

1.1           [Intentionally Omitted].

1.2           Issuance of Closing Securities.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of the Bridge Investors listed in Annex I shall severally, and not jointly, purchase, and the Company shall sell and issue to each of such Bridge Investors, the Closing Securities in the respective amounts set forth opposite each such Bridge Investor's name on Annex I in exchange for the purchase price set forth opposite each such Bridge Investor's name on Annex I.

1.3           Closing.  The closing (the "Closing") of the purchase and sale of the Closing Securities shall take place in one or more Closings at such times on or before October 13, 2010 as the Company and the Bridge Investors participating in such Closing may mutually agree (each date on which a Closing occurs, the "Closing Date"); provided, however, that the October 13, 2010 date may be extended with the written consent of the Company and the holders of a majority of the principal outstanding on all Bridge Notes. Each Closing shall occur at the offices of __________________, or at such other location as the Company and the Bridge Investors participating in such Closing shall mutually agree. At each Closing for the Closing Securities, the Company shall deliver to each Bridge Investor a Bridge Note and a Warrant, each registered in such name or names as each Bridge Investor may designate, and such Bridge Investor shall pay to the Company an amount equal to the purchase price set forth opposite such Bridge Investor's name on Annex I (payable by wire transfer in same day funds to an account specified by the Company in writing). In the event there is more than one Closing, the terms "Closing" and "Closing Date" shall apply to each such Closing unless otherwise specified herein. Upon each Closing, Annex I shall be updated to reflect the participation of the Bridge Investors in such Closing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Bridge Investors and to [Placement Agent] that the statements contained in this Article II are true and correct as of the Closing Date as though made as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such date).

2.1           Organization, Qualifications and Corporate Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification.  The Company and each of its Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and in the case of the Company, to execute, deliver and perform the Transaction Documents to which it is a party.  The Company has the corporate power and authority to issue, sell and deliver the Closing Securities, to issue and deliver the securities issuable upon conversion of the Bridge Notes and to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

2.2           Authorization of Agreements, Etc.

(a)           The execution and delivery by the Company of the Transaction Documents to which it is a party, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Closing Securities by the Company and the reservation of Warrant Shares by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended to date (the "Charter"), or the Bylaws of the Company, as amended to date (the "Bylaws"), or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries. The Transaction Documents have been duly authorized, executed and delivered and constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(b)           The Closing Securities have been duly authorized by all actions on behalf of the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(c)           The Company has an authorized capitalization and outstanding shares of capital stock as set forth in the Company's most recent filings with the Commission on Form 10-K for the year ended April 30, 2010 and all periodic and current reports filed with the Commission thereafter (being collectively referred to herein as the "Recent Reports"), and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Warrant Shares initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable; and the issuance of Warrant Shares upon exercise of the Warrants, respectively, will not be subject to any preemptive or similar rights.

(d)           The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company's Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.  Except as set forth in the Recent Reports, (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company or any of its Subsidiaries is authorized or outstanding, except for the grant of options, or the issuance of additional securities, under any duly authorized Company stock option, stock incentive plan, restricted stock plan or stock purchase plan and (ii) there is no commitment by the Company or any of its Subsidiaries to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, except for the grant of options, or the issuance of additional securities, under any duly authorized Company stock option, stock incentive plan, restricted stock plan or stock purchase plan .  Except as provided for in the Company's Charter or as set forth in the Recent Reports, neither the Company nor any of its Subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.  Except as set forth in the Recent Reports, to the Company's actual knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its Subsidiaries (whether or not the Company or such Subsidiaries is a party thereto).  The warrants previously issued by the Company have not been extended or modified since the date of issuance thereof.  All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

(e)           The outstanding shares of Common Stock are listed on the NASDAQ Stock Market and the Warrant Shares will have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance, on or before the Closing Date for the applicable Warrants.  The transactions contemplated by the Transaction Documents do not require stockholder approval under the rules of the NASDAQ Stock Market.

(f)            There has not been any change, effect, event or occurrence resulting or reasonably likely to result in a Material Adverse Effect on the Company that has not been disclosed in the Company's reports filed with the Commission prior to each Closing Date. For purpose of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company.

(g)           Except as set forth in the Recent Reports, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the knowledge of the Company, threatened against the Company which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Company.  There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

2.3 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by state securities laws, and the timely filing of a Notice of Sale of Securities on Form D with the Commission, (ii) consents, filings and authorizations required by the Nasdaq Marketplace Rules, and (iii) those that have been made or obtained prior to the date of this Agreement.

2.4 SEC Filings and Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the Company's proxy statements on Schedule 14A, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension other than its Annual Report on Form 10-K for the fiscal year ended April 30, 2009 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2009 and October 31, 2009, each of which were filed late. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as the same may have been amended or superseded by a subsequently filed SEC Report, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

2.5 Absence of Changes. Since the date of the Company's latest audited financial statements included in the SEC Reports and except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect on the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer or director, except pursuant to existing Company stock option and employee plans.

2.6 Private Placement. Neither the Company nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Bridge Notes and Warrants, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Bridge Notes, Warrants and Common Stock issuable upon the exercise thereof, respectively, under the Securities Act or (iii) has issued any securities, including Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Bridge Notes or Warrants to such Bridge Investor for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange on which any of the securities of the Company are listed, nor will the Company or any of its Subsidiaries or affiliates take any action or steps that would require registration of any of the Bridge Notes, Warrants or Common Stock issuable upon the exercise thereof under the Securities Act or cause the offering thereof to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Bridge Investors, the offer and sale of the Bridge Notes, Warrants and Common Stock issuable upon the exercise thereof by the Company to the Bridge Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.7 Investment Company Status. The Company is not and upon consummation of the sale of the Bridge Notes, Warrants or Common Stock issuable upon the exercise thereof will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Bridge Investor, severally and not jointly, represents and warrants to the Company that, the statements contained in this Article III are true and correct as of the Closing Date applicable to such Bridge Investor as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such date).

3.1           Bridge Investor is an "accredited investor" as defined by Rule 501 of Regulation D, and Bridge Investor is capable of evaluating the merits and risks of its investment in the Closing Securities (with respect to the Bridge Investors) and has the ability and capacity to protect its interests. The Bridge Investor has accurately completed, signed and returned a questionnaire to the Company or its representative indicated the Bridge Investor is an "accredited investor." If Bridge Investor is a corporation, partnership or other entity, such Bridge Investor has not been formed for the specific purpose of acquiring the Closing Securities or the Warrant Shares, as the case may be; or, if Bridge Investor was so formed, each beneficial owner of Bridge Investor is an accredited investor. The Bridge Investor is not a broker-dealer under Section 15 of the Exchange Act or an officer, director or affiliate of the Company under Rule 144.

3.2           Bridge Investor understands that, except as set forth in Section 5.2 of this Agreement, the Closing Securities and the Warrant Shares have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Bridge Investor contained in this Agreement are untrue or, notwithstanding the Bridge Investor's representations and warranties, the Bridge Investor currently has in mind acquiring any of the Closing Securities for resale.

3.3           Bridge Investor is purchasing the Closing Securities, as applicable, and, in the event that the Bridge Investor should acquire any Warrant Shares, will be acquiring such Warrant Shares, as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof, except selling, transferring, or disposing of the Closing Securities and Warrant Shares, as applicable, in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Closing Securities and Warrant Shares is not a liquid investment.

3.4           Bridge Investor confirms that Bridge Investor has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Bridge Investor.  In connection therewith, Bridge Investor acknowledges that Bridge Investor has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management or any authorized Person acting on its behalf.  Bridge Investor has received and reviewed all the information concerning the Company and the Closing Securities, both written and oral, that Bridge Investor desires.  Without limiting the generality of the foregoing, Bridge Investor has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that Bridge Investor desires with respect to the Company's business, management, financial affairs and prospects.  In determining whether to make this investment, Bridge Investor has relied solely on Bridge Investor's own knowledge and understanding of the Company and its business based upon Bridge Investor's own due diligence investigations and the Company's filings with the Commission.

3.5           Bridge Investor has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of Bridge Investor enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

3.6           Bridge Investor has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent the Bridge Investor has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Bridge Investor's particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Bridge Investor.  Bridge Investor understands that it (and not the Company) shall be responsible for Bridge Investor's own tax liability that may arise as a result of the investment in the Closing Securities or the transactions contemplated by this Agreement, except as provided in Section 6.1(b).

3.7           Bridge Investor acknowledges that an investment in the Closing Securities is speculative and involves a high degree of risk and that Bridge Investor can bear the economic risk of the acceptance of the Closing Securities, including a total loss of its investment.  Bridge Investor recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Closing Securities.  Bridge Investor acknowledges that it has such knowledge and experience in financial and business matters that Bridge Investor is capable of evaluating the merits and risks of an investment in the Closing Securities and of making an informed investment decision with respect thereto.

3.8           Because of the legal restrictions imposed on resale or transfer of the Closing Securities, Bridge Investor understands that the Company shall have the right to note stop-transfer instructions in its records, and Bridge Investor has been informed of the Company's intention to do so.  Any sales, transfers, or other dispositions of the Closing Securities by Bridge Investor, if any, will be made in compliance with the Act and any other applicable securities laws, and all applicable rules and regulations promulgated thereunder and the terms of this Agreement.

3.9         The residency of Bridge Investor (or, in the case of a partnership, limited liability company or corporation, such entity's principal place of business) is correctly set forth below Bridge Investor's name on the signature page hereto.

3.10 If Bridge Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986), such Bridge Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Closing Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Closing Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Closing Securities. Such Bridge Investor's subscription and payment for, and his or her continued beneficial ownership of the Closing Securities (or the securities issuable upon the exercise of such securities), will not violate any applicable securities or other laws of Bridge Investor's jurisdiction. Such Bridge Investor also hereby represents that such Bridge Investor is not a "10-percent stockholder" as defined in Section 871(h) of the Internal Revenue Code of 1986. The funds used for the Bridge Notes do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

ARTICLE 4

CONDITIONS RELATING TO THE CLOSING

4.1           Conditions to the Obligations of the Bridge Investors at the Closing.  The several obligations of each Bridge Investor to consummate the transactions to be performed by it in connection with each Closing Date are, unless otherwise indicated, subject to the satisfaction of the following conditions as of such Closing Date, unless such conditions are waived by such Bridge Investor with respect such Closing Date:

(a)           Consents, Permits, and Waivers.  The Company shall have obtained any and all approvals, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(b)           Authorizations.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Closing Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

(c)           Representations, Warranties and Covenants.  The representations and warranties made by the Company in Article II hereof and in the other Transaction Documents shall be true and correct when made, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of that date.  The Company shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.  As of each of the Closing Dates, Company shall have delivered a certificate to the foregoing effect for the benefit of the Bridge Investors participating in such Closing.

(d)            Opinion of Counsel to the Company.  The Bridge Investors shall have received an opinion of counsel to the Company dated as of each Closing Date in substantially the form attached as Exhibit C.

ARTICLE 5

COVENANTS

5.1           Covenants.

(a)           The Company hereby represents and warrants that as of the date hereof the transactions contemplated hereby are not inconsistent with the Company's Charter or Bylaws and agrees that until such time as the obligations under this Agreement have expired, the Company will not take any action or amend its Charter or Bylaws in a manner inconsistent with or in derogation of this Agreement, except that the Company may amend its Charter and/or Bylaws in order to increase the number of authorized shares of Common Stock or to effect a reverse stock split.

(b)           The Closing Securities shall not be transferred except in accordance with the terms thereof and unless the recipient of such Closing Securities is an "accredited investor" and agrees in writing to be bound by the terms hereof.

5.2           Piggyback Registration Rights.  If at any time during the period from the Closing Date until the date on which all the Warrant Shares may be sold pursuant to Rule 144 (it being assumed that the Bridge Investors will utilize the cashless exercise feature contained in the Warrant), other than due to the Bridge Investor qualifying as an affiliate of the Company within the meaning of Rule 144, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the each Bridge Investor written notice of such determination at least fifteen (15) days before the filing of the registration statement and if, within ten (10) days after receipt of such notice, any such Bridge Investor shall so request in writing, the Company shall use its commercially reasonable best efforts to include in such registration statement all or any part of the Warrant Shares such Bridge Investor requests to be registered, subject to the Bridge Investor furnishing the Company all information specified in Item 507 and/or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any registration statement, or prospectus or preliminary prospectus included therein, required from each Bridge Investor for use in connection with the registration statement.  Bridge Investor hereby agrees to maintain the confidentiality of the Company's notification and the information contained therein for purposes of Regulation FD until such time as the registration statement is filed. In the event of a registration of the Warrant Shares under the Securities Act pursuant to this Agreement, each Bridge Investor will indemnify and hold harmless the Company, and its officers, directors and controlling persons, against any and all losses, claims, damages or liabilities ("Losses") to which the Company or such Persons may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the registration statement under which such Warrant Shares were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, if the Company's proposed registration of equity securities hereunder is, in whole or in part, an underwritten public offering, and the managing underwriter of such proposed registration determines and advises in writing that the inclusion of all the Warrant Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of the Company's common stock proposed to be included therein (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the Company's securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Company, and (B) one-half (1/2) by the Warrant Shares proposed to be included in such registration by the Bridge Investor, on a pro rata basis, based upon the number of Warrant Shares then held by each such Bridge Investor.  The shares of the Company's common stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed ninety (90) days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.  Notwithstanding anything to the contrary contained herein, the amount of Warrant Shares required to be included in the initial registration statement as described in this Section 5.2 shall be equal to the lesser of (a) the amount of Warrant Shares that the Bridge Investors request to have so registered pursuant to this Section 8 and (b) the maximum amount of Warrant Shares which may be included in a registration statement without exceeding the Rule 415 Amount.

5.3           Listing.  The Company shall use its commercially reasonable best efforts to obtain the written approval for listing on the NASDAQ Global Market of the Warrant Shares as promptly as possible, but in no event later than thirty (30) days after each applicable Closing Date (the date on which such shares are listed, the "Listing Date").  From and after the Listing Date, the Company shall use its commercially reasonable best efforts to maintain the listing of all of the Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed.  The Company shall use its commercially reasonable best efforts to maintain the Common Stock's authorization for listing on the principal exchange or market in which it is listed.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.3.

5.4           Incurrence of Indebtedness.  From and after the Closing, the Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any indebtedness for borrowed money in an aggregate amount in excess of Ten million dollars ($10,000,000) (the "Indebtedness Limit") without the prior written approval of the Required Holders; provided, that (i) indebtedness that is subordinated in right of payment to the Bridge Notes, (ii) customary trade payables incurred in the ordinary course of business, (iii) indebtedness related to a potential loan from The California Energy Commission and (iv) project financing for wind and solar development projects shall not be subject to the limitation set forth in this Section 5.4.

5.5          [Intentionally omitted].

5.6 SEC Filings. The Company will use its commercially reasonable best efforts to timely file all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. As of their respective dates, the SEC Reports will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, as subsequently amended, when filed, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements of the Company included in the SEC Reports, as subsequently amended, will comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements will be prepared in all material respects in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain footnotes required by GAAP, and will fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

ARTICLE 6

MISCELLANEOUS

6.1           Expenses.

(a)           The Company will pay, and save the Bridge Investors harmless against (i) all liability for the payment of the reasonable costs and expenses, including without limitation the legal expenses of _____________, as counsel to the placement agent, incurred in connection with the transactions contemplated by this Agreement, and (ii) all liability for the payment of the reasonable costs and expenses, including without limitation the reasonable fees and expenses of one counsel selected by the Required Bridge Investors, incurred by the Bridge Investors in connection with the ownership of the Closing Securities including, without limitation, any amendment or waiver of, or enforcement of, any Transaction Document relating to the transactions contemplated hereby.

(b)           The Company further agrees that they will pay, and will save each Bridge Investor harmless from, any and all Liabilities with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Transaction Documents or any modification, amendment or alteration of the terms or provisions of the Transaction Documents (excluding any taxes on the income or gain of the Bridge Investor).

(c) The Company will pay to [Placement Agent] a cash commitment fee of 2% on the first $15,000,000 of the principal amount of Bridge Notes issued pursuant to this Agreement. At each Closing of the Bridge Notes, the Company will pay to [Placement Agent] an additional cash fee of 10% of the gross proceeds from each such Closing.

6.2 Further Assurances.  The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Bridge Investors to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

6.3           Remedies.  In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other Transaction Documents shall have been breached by a party, the other parties may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or any of the other Transaction Documents, and may exercise all remedies under the Closing Securities.

6.4           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

6.5           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the Company and the Bridge Investors and their respective successors and permitted assigns.  Subject to applicable federal, state and provincial securities laws and regulations, the Bridge Investors may freely assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other parties subject to the provisions set forth in the Bridge Notes and the Warrants.

6.6           Entire Agreement.  This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided, however, that any confidentiality or non-disclosure agreement with any Bridge Investor shall remain in full force and effect pursuant to the terms thereof.

6.7           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier, in each case addressed as follows:

(i)           if to the Company, to:

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Attention:  W. Brian Olson

Fax:  (949) 961-0388

with a copy to:

Kerr, Russell and Weber, PLC

500 Woodward Avenue, Suite 2500

Detroit, MI 48226

Attention: Patrick Haddad

Fax:  (313) 961-0388;

and

(ii)           if to a Bridge Investor, to him, her or it at his, her or its address set forth on such Bridge Investor's signature block hereto,

with a copy to:

Placement Agent

and with a further copy to:

Placement Agent Counsel

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith.

6.8           Amendments, Modifications, Terminations and Waivers.  The terms and provisions of this Agreement and the Closing Securities, as applicable, may not be modified, amended or terminated, nor may any of the provisions hereof be waived, temporarily or permanently, except with respect to the Closing Securities, pursuant to a written instrument executed by the Company and the Required Holders.

6.9           Governing Law; Waiver of Jury Trial.

(a)           All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE WHAT THE PARTIES BELIEVE TO BE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

6.10         No Third Party Reliance.  Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Bridge Investors to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Bridge Investors have expressly relied thereon) and (b) are solely for the benefit of the Bridge Investors.  Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any holder thereof other than the Bridge Investors, and each of them, shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Bridge Investors or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise, provided, however, that notwithstanding the foregoing, [Placement Agent] and its affiliates, including, without limitation, __________________ shall be deemed to be an intended third party beneficiary under this Agreement as if [Placement Agent] and its affiliates were Bridge Investors.

6.11         Publicity.  Neither the Bridge Investors nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Required Holders and those parties mentioned in such press release or public disclosure in advance.  Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

6.12         Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.13         Independence of Agreements, Covenants, Representations and Warranties.  All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The annexes, exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

6.14         Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Agreement delivered by facsimile or other electronic transmission shall be acceptable and binding.

6.15         Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

*    *    *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Bridge Note and Warrant Purchase Agreement as of the date first written above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:
	Name:	W. Brian Olson
	Title:	Chief Financial Officer

[Signature page to Bridge Note and Warrant Purchase Agreement]

INVESTORS:

By:
Name:
Title: Address:

___________________________________________

___________________________________________

[Signature page to Bridge Note and Warrant Purchase Agreement]

Annex I

 Exhibit A

Form of Bridge Note

Exhibit B

Form of Warrant

Exhibit C

Form of Legal Opinion